Exhibit 99.3

Fit Pay, Inc.

Financial Statements (unaudited)

As of and for the three months period ended March 31, 2017 and 2016

Fit Pay, Inc.

Table of Contents

Unaudited Condensed Financial Statements

Unaudited Condensed Balance Sheet as of March 31, 2017	3

Unaudited Condensed Statement of Operations for the Three Months Ended March 31, 2017 and 2016	4

Unaudited Condensed Statement of Cash Flows for the Three Months Ended March 31, 2017 and 2016	5

Notes to Unaudited Condensed Financial Statements	6

Fit Pay, Inc.

Unaudited Condensed Statement of Balance Sheet

March 31, 2017
ASSETS
Current assets:
Cash	$188,162
Accounts receivable, net	31,500
Prepaid expenses and other current assets	46,671
Total current assets	266,333

Non-current assets:
Property and equipment, net	33,812
Deposits	3,240
Total non-current assets	37,052

Total assets	$303,385

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$139,032
Accrued expense	40,742
Deferred revenue	188,081
Notes payable to related party	850,692
Total current liabilities	1,218,547

Non-current liabilities:
Deferred revenue	29,375
Total non-current liabilities	29,375

Total liabilities	1,247,922

Commitments and contingencies

Stockholders' deficit:
Common Stock, no par value: 6,154,537 shares authorized; 100,000,000 shares issued and outstanding	61,545
Preferred stock, no par value: 2,235,081 shares authorized; 2,235,081 shares issued and outstanding	3,261,289
Additional Paid-in Capital	765,134
Retained Earning	(5,032,505)
Total stockholders' deficit	(944,537)
Total liabilities and stockholders' deficit	$303,385

See accompanying notes to financial statements.

Fit Pay, Inc.

Unaudited Condensed Statement of Operations

Three Months Ending March 31,	2017	2016
Net sales	$56,004	$83,333
Cost of sales	48,585	83,333

Gross profit	7,419	-

Operating expenses:
General and administrative	214,682	128,499
Sales and marketing	44,372	62,013
Research and development	195,213	485,623

Total operating expenses	454,267	676,135

Loss from operations	(446,848)	(676,135)

Other expenses:
Interest expense	(1,434)	(1,535)
Total other expenses	(1,434)	(1,535)

Loss before income tax provision	(448,282)	(677,670)
Income tax provision	-	-

Net loss	$(448,282)	$(677,670)

See accompanying notes to financial statements.

Fit Pay, Inc.

Unaudited Condensed Statement of Cash Flows

Three Months Ending March 31,	2017	2016
Cash flows from operating activities:
Net loss	$(448,282)	$(677,670)
Adjustments to reconcile net loss to net cash used in operating
Depreciation expense	3,240	1,285
Stock compensation	28,777	5,628
Changes in assets and liabilities:
Accounts receivable	(31,500)	555
Prepaid expenses and other current assets	105,695	-
Deposit	-	75,000
Accounts payable	52,811	374,370
Accrued expenses and other current liabilities	(108,920)	(8,551)
Deferred revenue	191,843	453,121
Net cash (used in) provided by operating activities	(206,336)	223,738

Cash flows from investing activities:
Purchases of intangible property	-	(266,667)
Net cash used in investing activities	-	(266,667)

Cash flows from financing activities:
Proceeds from borrowing	50,782	-
Proceeds from related party additional capital	100,000	-
Proceeds from issuances of preferred stock	-	3,000,000
Proceeds from issuances of common stock	182	446
Net cash provided by financing activities	150,964	3,000,446

Net (decrease) increase in cash	(55,372)	2,957,517

Cash – beginning of year	243,534	4,090

Cash – end of quarter	$188,162	$2,961,607

Non-cash transaction – investing and financing:
Preferred stock deemed dividend	-	560,722

See accompanying notes to financial statements.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements

or the Three Months Period Ended March 31, 2017 and 2016

1.	NATURE OF OPERATIONS

Fit Pay, Inc. (the “Company”), a Delaware Corporation incorporated on June 16, 2014, provides a proprietary technology platform that adds contactless payment capabilities to wearable and IoT devices—with very little startup time, no investment in software development and instant access to the leading card networks. The Company integrates its technology into a wearable and IoT devices which provides customers to make purchases from many merchants worldwide.

The Company is located in Danville, California.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s condensed unaudited financial statements. The condensed unaudited financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to GAAP and have been consistently applied in the preparation of the financial statements.

Basis of Presentation

The accounting and reporting policies of the Company are in accordance with accounting principles generally accepted in the United States of America, which is based on the accrual method of accounting.

The included unaudited condensed consolidated financial statements as of March 31, 2017 and 2016, have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained here within. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for future quarters or for the full year. Notes to the condensed consolidated financial statements which substantially duplicate the disclosure contained in the financial statements as reported in the year ended December 31, 2016 financial statements included here within, have been omitted.

The Company currently operates in one business segment. The Company is not organized by market and is managed and operated as one business. A single management team reports to the chief operating decision maker, the Chief Executive Officer, who comprehensively manages the entire business. The Company does not currently operate any separate lines of businesses or separate business entities.

Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include, but are not limited to, estimated fair market value of stock based compensation, the estimated useful lives of property and equipment, and the ultimate collection of accounts receivable. Actual results could materially differ from those estimates.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three Months Period Ended March 31, 2017 and 2016

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

The Company recognizes revenue in accordance with accounting principles generally accepted in the United States. Recognition occurs when there is persuasive evidence of an arrangement, services are rendered, the fees are fixed and determinable, and collection is reasonably assured.

Deferred Revenue

The Company’s deferred revenues consist of prepayments made by certain of the Company’s customers and undelivered implementation or services. The Company decreases the deferred revenues by the amount of the services it renders to such clients when provided, which the Company expects to be within the next twelve months.

Advertising Expense

Advertising costs are expensed as incurred and is recorded under sales and marketing in the accompanying statement of operations. Advertising expenses amounted to $44,372 and $62,013 for the three months period ended March 31, 2017 and 2016, respectively.

Property and Equipment

Property and equipment are recorded at cost. Maintenance and repairs are charged to expense as incurred. Depreciation and amortization are provided using both the straight-line method over the following estimated useful lives:

Office Equipment	3 years
Furniture and fixtures	7 years

Deferred Rent

Rent expenses are recognized using the straight-line method over the terms of the lease. The difference between rent expense incurred and the rental amount paid is reported as deferred rent obligation in the accompanying balance sheet. Contingent rental payments, including rents that depend on future events such as sales volume, inflation, and future property taxes, are exempt from straight-line procedures and are not included in the scheduled minimum lease payments. Deferred rent was immaterial at March 31, 2017.

Research and Development Costs

Research and development costs are charged to expense as incurred in the accompanying statement of operations. Research and development expenses consists primarily of salaries and related expenses, contractor and consultant expenses, and allocated overhead.

Long-lived Assets

In accordance with ASC 360, “Property, Plant, and Equipment,” the Company reviews for impairment of long-lived assets and certain identifiable intangibles whenever events or circumstances indicate that the carrying amount of assets may not be recoverable. The Company considers the carrying value of assets may not be recoverable based upon our review of the following events or changes in circumstances: the asset’s ability to continue to generate income from operations and positive cash flow in future periods; loss of legal ownership or title to the assets; significant changes in our strategic business objectives and utilization of the asset; or significant negative industry or economic trends. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset are less than its carrying amount. As of March 31, 2017, the Company was not aware of any events or changes in circumstances that would indicate that the long-lived assets are impaired.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

The Company records its financial assets and liabilities at fair value, which is defined under the applicable accounting standards as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measure date. The Company uses valuation techniques to measure fair value, maximizing the use of observable outputs and minimizing the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs include management's best estimate of what market participants would use in pricing the asset or liability at the measurement date. The inputs are unobservable in the market and significant to the instrument's valuation.

As of March 31, 2017, the Company believes that the carrying value of cash, accounts payable, accrued expenses, and other current assets and liabilities approximate fair value due to the short maturity of theses financial instruments.

The condensed financial statements do not include any financial instruments at fair value on a recurring or nonrecurring basis.

Share-Based Payment

The Company accounts for stock-based compensation in accordance with ASC Topic 718, Compensation-Stock Compensation, or ASC 718. Under the fair value recognition provisions of this topic, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, which is the vesting period.

The Company has elected to use the Black-Scholes option-pricing model to estimate the fair value of its options, which incorporates various subjective assumptions including volatility, risk-free interest rate, expected life, and dividend yield to calculate the fair value of stock option awards. Compensation expense recognized in the statements of operations is based on awards ultimately expected to vest and reflects estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consisted of taxes currently due and deferred taxes. Deferred taxes are recognized for the differences between the basis of assets and liabilities for financial statement and income tax purposes.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company follows ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted ASC 740-10-25, which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax position. The Company must recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate resolution. The Company did not recognize additional liabilities for uncertain tax positions as a result of the implementation of ASC 740-10-25 for the period ended March 31, 2017.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and trade receivable arising from its normal business activities. The Company deposits its cash in high credit quality institutions. The Company performs ongoing credit evaluations to its customers and establishes allowances when appropriate.

The Company maintains cash in various accounts located in California. The Company has cash in financial institutions which are insured by the Federal Deposit Insurance Company (FDIC) up to $250,000 at each institution. At various times throughout the year, the Company may have cash balances in financial institutions that exceed the FDIC insurance limit. Management reviews the financial condition of these financial institutions on a periodic basis and does not believe this concentration of cash results in a high level of risk for the Company. At March 31, 2017, the Company’s bank deposits on hand did not exceed the FDIC insurance limit.

3.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

March 31,	2017
Office equipment	$29,233
Furniture and fixtures	22,457
Total property and equipment	51,690
Less – accumulated depreciation and amortization	(17,878)
Total property and equipment, net	$33,812

Depreciation and amortization expense on property and equipment amounted to approximately $3,240 and $1,285 for the three months period ended March 31, 2017 and 2016, respectively.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

4.	NOTES PAYABLE TO RELATED PARTY

The Company entered into various notes payable between September 2014 and March 2017 with the Company’s shareholder. The notes bear interest of 0.41% per annum and are due upon demand. The Company had $800,662 outstanding as of March 31, 2017.

Total interest expense under notes payable was $751 and $1,334 for the three months period ended March 31, 2017 and 2016, respectively.

On March 9, 2017, the Company borrowed approximately $50,000 from its shareholder and founder with interest rate at 1% per annum. The note is payable and unpaid interest is due upon demand. Total interest expense for the three months period ended March 31, 2017 was $30. At March 31, 2017, the outstanding balance on the note payable was approximately $50,000.

5.	CONVERTIBLE NOTES PAYABLE TO RELATED PARTY

The Company issued convertible notes as follows:

Holder	Date Issued	Maturity Date	Interest Rate	Original Amount	Balance at March 31, 2017
Holder 1	December 1, 2014	June 1, 2016	4.0%	$25,000	$-
Holder 2	April 1, 2015	October 1, 2016	4.0%	30,000	-
Holder 3	April 1, 2015	October 1, 2016	4.0%	125,000	-
Total amount				$180,000	$-

The convertible notes are convertible into the Company’s common stock, $0.01 per share (“Common Stock”), or convertible preferred stock (see Note 6), at a price per share equal to the valuation cap divided by the fully diluted capitalization as defined in the agreement in the event that neither a qualified financing nor a change of control as defined in the agreement has been consummated on or before the maturity date.

The convertible notes contain automatic conversion features. The conversion amount will be converted on or before the maturity date into equity securities issued and sold at the close of the Company’s next equity financing in a single transaction or a series of related transactions yielding gross proceeds to the Company of at least $1,000,000 (including conversion of the notes).

The Company considered the guidance in ASC 815, Derivatives and Hedging, and determined the embedded conversion feature should not bifurcated and accounted for separately as a derivative liability because the embedded conversion feature is contingent. The Company then considered the guidance in ASC 470-20-25-20, Debt with Conversions and Other Options, and determined that any beneficial conversion feature shall not be recognized until and unless the triggering event occurs. As a result, no beneficial conversion feature was recognized on the date of issuance. In January 2016, the Company completed a qualified financing (see Note 6), as defined, resulting in the convertible debt being automatically converted into shares of preferred stock. Therefore, the Company converted the convertible debt with a net book value of approximately $186,000, including accrued interest, into 436,835 shares of preferred stock (see Note 6) with an estimated fair market value of $747,000, resulting in a deemed dividend on extinguishment of debt of approximately $561,000 which is recorded against accumulated deficit.

Interest expense incurred related to the convertible notes payable was approximately $0 and $560 for the three months period ended March 31, 2017 and 2016, respectively.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements

For the Three Months Period Ended March 31, 2017 and 2016

6.	STOCKHOLDERS’ DEFICIT

Common Stock

During the three months period ended March 31, 2017 and 2016, the Company issued 18,229 and 44,653, respectively, shares of its Common Stock to its employees for proceeds of $182 and $446, respectively.

Convertible preferred stock

The Company is authorized to issue 2,235,081 shares of convertible preferred stock with a par value of $0.01 per share. All preferred shares of the company have been designated “Series Seed Preferred Stock”. The Company has issued 2,235,081 of Series Seed Preferred Stock. The preferred stock is convertible at the original issue price for such preferred stock divided by the conversion price, which is defined as the original issue price, subject to adjustments, both standard and anti-dilutive. The Company is required to reserve common shares to cover any conversion of the preferred stock. The Company has determined that as a result of the preferred stock being equity classification, derivative accounting is not required for the embedded conversion feature within the convertible preferred stock. The Company determined it had in reserve shares of common stock to cover the conversion of preferred stock at March 31, 2017.

During the three months period ended March 31, 2016, the Company issued a total of 43,860 of Series Seed Preferred Stock to one investor at a price of $1.71 per share for total proceeds of $75,000. A total of 417,715 shares of preferred stock were issued to two investors as a result of the conversion of convertible notes at a conversion price of $0.38 per share (see Note 5). 19,120 shares were issued to a single investor as a result of the conversion of convertible notes at a conversion price of $1.37 (see Note 5).

The holders of Series Seed Preferred Stock have the rights, preferences, privileges and restrictions as set forth below:

Dividends: The Company will declare all dividends pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders. For this purpose, each holder of Preferred Stock will be treated as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder. As of December 31, 2016, no dividends have been declared.

Liquidation Preferences: In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any Deemed Liquidation Event (as defined), before any payment can be made to holders of Common Stock, the holders of Preferred Stock must be paid out of the funds and assets available for distribution to its stockholders, an amount per share equal to the greater of (a) the Original Issue Price for such share of Preferred Stock, plus any dividends declared but unpaid, or (b) such amount per share as would have been payable had all shares of Preferred Stock been converted into Common Stock immediately prior to such liquidation, dissolution, or winding up or Deemed Liquidation Event. If the funds and assets available for distribution are insufficient to pay the holders of shares of Preferred Stock the full amount to which they are entitled, the holders of shares of Preferred Stock will share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After full payment has been made to the holders of preferred stock, the remaining proceeds, if any, will be distributed among the holders of common stock ratably based on the number of shares of common stock held by each holder.

Conversion: Each share of preferred stock is convertible, at the option of the holder, into shares of common stock according to the conversion price applicable to the series of preferred stock, as adjusted at any time after the date of issuance. Each share automatically converts into that number of shares of common stock determined in accordance with the applicable conversion price upon either (i) the sale of the Company’s common stock in an initial public offering, or (ii) the date and time, or the occurrence of an event, specified by vote or written consent of the holders of at least the majority of the outstanding shares of Preferred Stock voting as a single class on an as-converted basis.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

6.	STOCKHOLDERS’ DEFICIT (continued)

Voting: The holders of preferred stock are entitled to voting rights equal to the number of whole shares of common stock into which each share of preferred stock could be converted as of the record date for determining stockholders entitled to vote.

Protective provisions: As long as at least 25% of the initially issued shares of preferred stock remain outstanding, the Company will not be able to do any of the following without the written consent or affirmative vote of the holders of at least the majority of the outstanding shares of Preferred Stock: adverse changes to rights, powers, or privileges of preferred stock; increase or decrease in the authorized number of shares of common stock or preferred stock; creation of any new class or series of shares having rights, powers, or privileges senior to or on parity with preferred stock; redemption or repurchase of any shares of common stock or preferred stock; declaration or payment of any dividend or distribution on any shares of common stock or preferred stock; any change in the authorized number of the members of the Board of Directors; taking any action that would result in a liquidity event; agree or commit to exclusively license all or substantially all of the Company’s intellectual property in a single transaction or series of related transactions; issue shares of any class or series of capital stock or issue any securities convertible into capital stock other than shares of Common Stock granted to employees, officers, directors, contractors, consultants, or advisors pursuant to incentive agreements or other arrangements that are approved by the Board of Directors, which approval must include the affirmative approval of the Series Seed Director; and creation or authorization of any debt security that would cause aggregate indebtedness to exceed $350,000, unless such debt security has received prior approval of the Board of Directors, including the approval of the Series Seed Director.

Redeemed or Otherwise Acquired Shares: Any shares of Preferred Stock that are redeemed or otherwise acquired by the Company or any of its subsidiaries will be automatically and immediately cancelled and retired and will not reissued, sold, or transferred. Neither the Company nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following any such redemption.

7.	STOCK COMPENSATION

In 2014, the Company adopted the 2014 Non-statutory Stock Option Agreement (the “NSO Plan”). Under the NSO Plan, non-statutory stock options may be granted for the purchases of 165,000 shares of common stock to employees, directors, and consultants. NSO stock options are exercisable over periods not to exceed 10 years from the date of grant. Generally, options vest over a four-year period.

During the year three months period ended March 31, 2017 and 2016, the Company granted stock options to employees to purchase 65,000 and 0, respectively, shares of common stock. The stock options have an exercise price of $ 0.49, vest over four years and mature on January 15, 2019. During the three months period ended March 31, 2017 and 2016, the Company recorded $28,777 and $5,628, respectively, of stock-based compensation related to common stock options granted to employees. No income tax benefits have been recognized for stock-based compensation arrangements and no stock-based compensation has been capitalized as of March 31, 2017.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

7.	STOCK COMPENSATION (continued)

The fair value of each option awards to employees during the three months period ended March 31, 2017 and 2016 is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: estimated fair market value of common stock was $0.50, expected life of approximately 6.25 years, risk-free interest rate of approximately 1.25%, expected volatility of 50% and no dividends during the expected life,resulting in an estimated fair market value of the stock options of approximately $0.435 per option. The expected life of the options represents the period of time options are expected to be outstanding and is estimated considering vesting terms and employees’ historical exercise and post-vesting employment termination behavior. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant. The expected volatility is based on historical volatilities of public companies operating in the Company’s industry.

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)

Balance at December 31, 2016	737,847	$0.17	2.99
Granted	-
Exercised	(18,229)	0.01
Forfeited or expired	(136,250)	0.21

Balance at March 31, 2017	583,395	$0.14	2.61
Vested and expected to vest at March 31, 2017	583,395	$0.16
Exercisable at March 31, 2017	67,813	$0.01

Future stock-based compensation for unvested employee options granted and outstanding as of March 31, 2017 is $170,000, which will be recognized over a weighted-average remaining requisite service period of approximately 2.25 years.

8.	INCOME TAX

The Company did not have material income tax provision because of net loss and valuation allowances against deferred income tax provision for the three months periods ended March 31, 2017 and 2016.

The components of the deferred tax assets and liabilities are as follows:

March 31,	2017

Net operating loss carryovers	$2,165,000
Valuation allowances	(2,165,000)

Net deferred tax assets	$-

At March 31, 2017, the Company had available net operating loss carryovers of approximately $2,165,000 million that may be applied against future taxable income and expires at various dates between 2024 and 2036, subject to certain limitations. The Company has a deferred tax asset arising substantially from the benefits of such net operating loss deduction and has recorded a valuation allowance for the full amount of this deferred tax asset since it is more likely than not that some or all of the deferred tax asset may not be realized.

The Company files income tax returns in the U.S. federal jurisdiction and California and is subject to income tax examinations by federal tax authorities for tax years ended 2013 and later and by California authorities for tax years ended 2012 and later. The Company currently is not under examination by any tax authority. The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of March 31, 2017, the Company has no accrued interest or penalties related to uncertain tax positions.

Fit Pay, Inc.

Notes to Unaudited Condensed Financial Statements
For the Three Months Period Ended March 31, 2017 and 2016

9.	RELATED PARTY TRANSACTIONS

The Company had a note payable to Michael Orlando with a principal amount of $845,000 and accrued interest of $5,692 as of March 31, 2017. See Note 4.

On March 31, 2017, the Company received $100,000 from Nxt-ID, Inc (“NXT”) as an advance payment as part of a merger agreement between the two companies (see Note 11 Subsequent Events). This payment is considered a part of the overall purchase price.

10.	COMMITMENTS AND CONTINGENCIES Operating Lease

The Company entered into an operating facility lease agreement for its office located in California in June 2016 for 4 years’ term expiring in May 2020. The lease contain rent increase each year with starting base rent of $3,240 per month.

Future minimum lease expense under the facility lease agreement at March 31, 2017 is as follows:

Years ending December 31,	Amount
2017	$29,968
2018	41,076
2019	42,465
2020	17,935
Total	$131,444

Total lease expense for the three months period ended March 31, 2017 and 2016 was $9,719 and $0, respectively.

11.	SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after March 31, 2017 up through the date the financial statements were available to be issued. During these periods, the Company did not have any material recognizable subsequent events required to be disclosed as of and for the three months period ended March 31, 2017 other than the following:

●	On May 23, 2017, the Company completed a merger with Nxt-ID, Inc. (“NXT”), a publicly traded company, whereby NXT acquired all of the equity of the Company (the “Transaction”). Following the merger, the Company became a wholly owned subsidiary of NXT. The purchase price of the Transaction consisted of: (i) the issuance of 19.99% of the outstanding shares of the capital stock of NXT to the shareholders of the Company; (ii) the issuance by the Company of $2,000,000 worth of voting, non-convertible shares of junior preferred stock to certain shareholders of preferred shares of the Company; and (iii) an earn-out payment to the shareholders of the Company of 12.5% of the gross revenue derived from the then Company’s technology by NXT, for the sixteen quarter period beginning October 1, 2017.